CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "The Trust's Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Legg Mason Cash Reserve Trust and to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Number 2- 62218 (Form N-1A) of our report dated September 26, 1997, with respect to the financial statements and financial highlights of The Legg Mason Cash Reserve Trust for the year ended August 31, 1997, included in its 1997 Annual Report to Shareholders.


                                                          /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
December 29, 1997